SSBB Comments 5/31/09

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include, among other matters, the uncertainties inherent in oil and gas activities; the effects of the Company’s impaired financial condition; the effects of actions by third parties including creditors and government officials; fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q previously filed with the Securities and Exchange Commission; the ability of the Company and its subsidiaries to arrive at a successful negotiation with its creditors and to prosecute, develop and consummate one or more plans of reorganization with respect to any possible Chapter 11 proceeding; the effects of any possible Chapter 11 filing on the Company and the interests of various creditors, equity holders and other constituents; Bankruptcy Court rulings in any possible Chapter 11 case and the outcome of any such proceedings in general; the length of time the Company will operate under a possible Chapter 11 proceeding; the risks associated with third party motions in any possible Chapter 11 proceeding, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization; the potential adverse effects of a possible Chapter 11 proceeding on the Company’s liquidity or results of operations; continued compliance with conditions for funding under any secured credit facility that may be obtained to fund the Company while in any possible Chapter 11 proceeding; the ability to execute the Company’s business and restructuring plan; management of cash resources; restrictions imposed by, and as a result of, the Company’s substantial leverage; increased legal costs related to a possible bankruptcy case and other litigation and the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives, managers and employees. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1—Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On June 28, 2006 CanArgo Energy Corporation, (“CanArgo”), entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Persistency, a Cayman Islands company with limited liability (“Persistency”), relating to the purchase of CanArgo’s 12% Subordinated Convertible Guaranteed Notes, due June 28, 2010 (the “Subordinated Notes”).
On May 27, 2009, CanArgo entered into a further agreement (the “Agreement”) with Persistency whereby Persistency agrees and covenants that prior to August 31, 2009, absent the Company’s consent, or the Subordinated Notes becoming immediately due and payable, or a Change of Control as defined in the Purchase Agreement (other than as a result of a transaction with Persistency or its affiliate), it will not convert or exchange, or seek to convert or exchange, any or all of the Subordinated Notes into shares of common stock of CanArgo, or into any other security convertible or exchangeable into shares of common stock of CanArgo, pursuant to Section 11.7 of the Purchase Agreement.
A copy of the Agreement is attached hereto as Exhibit 10.1.
Section 2—Financial Information
Item 2.02 Results of Operations and Financial Condition.
On May 30, 2009, CanArgo Energy Corporation (“CanArgo” or the “Company”) reported its unaudited financial results for the three months ending March 31, 2009.
Operating Revenues from Continuing Operations for the three month period ended March 31, 2009 deteriorated to $1.5 million from $2.6 million for the corresponding period for 2008. This deterioration was attributable to a decrease in the realised price for oil sold at the Ninotsminda Field in Georgia despite there being higher volumes of oil sold.
The Company reported net income for the three month period ended March 31, 2009 of $1.9 million compared to a net loss of $1.2 million in the corresponding period for 2008. This was attributable to the Company recording Total Other Income of $2.9 million compared to Total Other Expense of $1.0 million for the corresponding period for 2008. The improvement in net income attributable to Total Other Income was offset partially by an increased Operating Loss from Continuing Operations.
Operating Loss from Continuing Operations for the three month period ended March 31, 2009 increased to $1.0 million compared to an Operating Loss of $0.2 million in the corresponding period for 2008. This was due to the deterioration in Operating revenues from Continuing Operations, increased Field Operating Expenses and Direct Project Costs offset partially by reduced Selling, General and Administrative

Expenses and reduced Depreciation, Depletion and Amortization.
Total Other Income for the three month period ended March 31, 2009 of $2.9 million included a $3.9 million gain in Settlement of Accounts Payable. This gain was attributable to a Settlement Agreement that the Company entered into on February 9, 2009 with WEUS Holding Inc (“WEUS”) a subsidiary of Weatherford International Ltd as reported previously.
A copy of the unaudited consolidated results of operations and financial condition are attached to the Press Release attached hereto as Exhibit 99.1.
The information set forth herein and in the exhibit is preliminary in nature, has been prepared by management and has not been reviewed or audited by the Company’s auditors. Accordingly, such information does not necessarily reflect results of the Company’s operations and financial condition that may be reportable after completion of a review or audit and, while management is reasonably confident that such information is materially accurate, such preliminary results may be subject to change and should not be regarded as a definitive report on results of operations and financial condition of the Company as at March 31, 2009 and as at December 31, 2008 and for the fiscal year then ended.  Although these statements have been produced on a best effort basis and management believes they are accurate, they may not be relied upon.
As previously reported, the Company is currently in default in making interest payments under its outstanding Senior Subordinated Convertible Guaranteed Notes due September 1, 2009 and its 12% Subordinated Convertible Guaranteed Notes due June 28, 2010. The Company is continuing its negotiations with certain of the Note holders with a view to addressing such defaults. The Company is also currently in default under the terms of its Settlement Agreement with WEUS and is in discussions to resolve this default as well. There can be no assurance, however, that such negotiations and discussions will be successfully concluded.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
May 30, 2009 Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR; Pink Sheets: CANR) today reported its unaudited financial results for the three months ending March 31, 2009.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Form of Agreement dated as of May 27, 2009 between CanArgo Energy Corporation and Persistency

99.1	Press Release dated May 30, 2009 issued by CanArgo Energy Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: June 2, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary